UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2011
MoneyGram International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas	75201

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (214) 999-7552
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On October 24, 2011, MoneyGram International, Inc., a Delaware corporation (the “Company”), and MoneyGram Payment Systems Worldwide, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Worldwide”), entered into a consent agreement (the “Indenture Consent Agreement”) with certain affiliates of Goldman, Sachs & Co. who are beneficial holders of Worldwide’s 13.25% Senior Secured Second Lien Notes due 2018 (the “Second Lien Notes”). Pursuant to the Indenture Consent Agreement, the parties thereto agreed to enter into a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the Indenture, dated as of March 25, 2008, by and among Worldwide, the Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent, governing the Second Lien Notes (the “Indenture”).
     The Fifth Supplemental Indenture will amend the definition of “Qualified Equity Offering” in the Indenture to refer to a primary or secondary public offering of equity of the Company or its direct or indirect parent in which Goldman, Sachs & Co. or any of its affiliates participates as a selling stockholder and any subsequent primary or secondary public offerings, in each case for aggregate cash proceeds of at least $50.0 million. The Fifth Supplemental Indenture will also amend the Indenture to permit Worldwide to make one or more optional redemptions of up to an aggregate of 35% of the aggregate principal amount of the originally issued Second Lien Notes, at a redemption price equal to 113.25% of the then outstanding principal amount thereof, plus accrued and unpaid interest thereon, at any time prior to March 25, 2012 and after a Qualified Equity Offering; provided that any such redemption must be in an aggregate principal amount of no less than $50.0 million and may not exceed the aggregate cash proceeds (net of underwriting discounts and commissions) received in all Qualified Equity Offerings by the Company and/or any participating selling stockholders. The Fifth Supplemental Indenture will also amend the Indenture to, among other things (i) allow the Company and its subsidiaries increased flexibility in intercompany transactions, including intercompany loans, asset transfers and investments, (ii) increase the size of the general basket for investments from $25.0 million to $50.0 million, (iii) increase the aggregate amount of indebtedness defaults or final judgments that will constitute an Event of Default under the Indenture from $15.0 million to $25.0 million and (iv) expand the definition of Highly Rated Investments in the Indenture to provide increased flexibility with respect to permitted investments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.
	By:	/s/ James E. Shields
		Name:	James E. Shields
Date: October 24, 2011		Title:	Executive Vice President and Chief Financial Officer